Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Atlantic BancGroup, Inc. (the “Company”), on Form 10-KSB for the period ended December 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), I, Barry W. Chandler, Principal Executive Officer, President, and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date:	March 15, 2007	By:	/s/ Barry W. Chandler
Barry W. Chandler, President and
Principal Executive Officer